[EXHIBIT 10.1.27]

                            TERM SHEET

This Term Sheet ("Term Sheet") sets forth the agreement entered into this 2nd day of February , 2005 by and between East Mojave Corporation, a wholly owned subsidiary of Film and Music Entertainment, Inc. ("FAME"), a Nevada corporation located at 5670 Wilshire Boulevard, Suite 169?, Los Angeles, California 90036, on the one hand, and Satish Patel and the Patel Family Trust, located at 1100 N. Riata Street Gilbert, Arizona 85234 ( collectively "Patel"), on the other hand, with respect to an exchange of assets as full and complete settlement of any and all outstanding issues by and between the parties on the terms set forth herein:

1. Patel hereby warrants and represents that it has full right title and interest in and to certain common stock of FAME referenced herein and the capacity to execute this Term Sheet and to grant the rights contained herein.

2.    FAME, through its subsidiary, East Mojave
      Corporation, hereby warrants and represents that it has full right title and interest in and to a hypothecated interest granted to it by SRS Properties, LLC in and to the Limited Liability interest representing 50% of the entire of Wilcox Partnership, LLC (the "Hypothecated Interest"), which sole and exclusive asset is 28.3 acres of undeveloped commercial land located outside Wilcox, Arizona (APN 203-10- 013) referenced herein and the capacity to execute this Term Sheet and to grant the rights contained herein.

3. Patel, by signature below hereby returns to FAME and/or its designee all shares of common stock of FAME wherever situated and forever relinquishes any claim of ownership thereof.

4. FAME, by signature hereby returns to Patel any claim of title or ownership, now or in the future, to the Hypothecated Interest.

5. FAME shall also cause to have paid to Patel the sum of Fifty Thousand Dollars ($50,000).

6. Paragraphs 3, 4 and 5 are to be effectuated in a simultaneous close whereat monies and share certificates shall be exchanged and the terms of this agreement shall take binding effect.

7. The Parties hereto, each unto the other shall indemnify and hold harmless the other Party from and against any loss, cost, claim, damages or other liability to or from any third party arising out of the commitments, obligations warrantees and representations made under this Term Sheet.

8.    All  requests, reports, approvals and  notices
      required or peffi1itted to be given under this  Term
      Sheet   shall  be  in  writing  and  shall,   unless
      specifically provided otherwise in this Term  Sheet,
      be   deemed   to  have  been  given  if   personally
      delivered,  faxed  (with  receipt  confiffi1ed)   or
      mailed (by registered or certified air mail, return receipt requested), postage prepaid, to the party concerned, at its address or addresses as set forth above or as designated from time to time by notice in writing, and the date of mailing shall be considered the notification date.

9.    The  parties acknowledge that they  have  each
      been  advised  by,  or  had the  opportunity  to  be
      advised  by  legal  counsel  during  the  course  of
      negotiation  of this Term Sheet, and therefore  this
      Term  Sheet shall be interpreted without  regard  to
      any   presumption  or  rule  requiring  construction
      against the party causing this Term Sheet to be drafted. Each party having had the opportunity to seek and obtain legal advice with respect to its respective rights and obligations under this Term
      Sheet, and having done so, each party hereby sets it hand below on the date first above specified, with the intent to be bound hereby.

10.   Any disputes, controversy or claim arising out
      of  or  relating to this Term Sheet, or  the  breach
      thereof,   which   cannot  be  resolved   within   a
      reasonable  time  through  discussions  between  the
      parties,  shall be resolved by means of  arbitration
      to  be  conducted  in Los Angeles, California  by  a
      single  arbitrator,  who shall  be  mutually  agreed
      upon  by  the parties. If the parties are unable  to
      agree  on  the arbitrator, the arbitrator  shall  be
      selected   pursuant  to  the  rules  and  procedures
      specified  by  the American Arbitration Association.
      The  arbitration will proceed in accordance with the
      rules  specified by the arbitrator, if  the  parties
      so  agree,  or if they do not agree, the arbitration
      will   proceed  under  the  rules  of  the  American
      Arbitration   Association   (   or   any   successor
      organization   thereto)  in  accordance   with   its
      Commercial Arbitration Rules. The decision of the arbitrators shall be final, conclusive and binding upon the parties and, a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction. The costs and expenses of the arbitration proceedings, exclusive of attorney's fees, shall be shared equally between or among the parties. In any dispute arising from or to enforce the terms of this Term Sheet, the prevailing party in such dispute shall be entitled to recover that party's attorney's fees and costs from the other party.

11. This Term Sheet supersedes any and all prior agreements, oral or written, with respect to the subject matter hereof. Time is of the essence. Should any portion of this Term Sheet be found not enforceable, such portion shall be deemed severed with the balance of the Term Sheet remaining in full force and effect. This Term Sheet may be executed by any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. All changes to any portion of this Term Sheet must be done in writing and must be signed by both Patel and FAME. Failure of either party to enforce at any time any term, provision or condition of this Term Sheet, or to exercise any right or option herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein, in no way whatsoever shall a waiver of any term, provision or condition of this Term Sheet be valid unless in writing, signed by the waiving party, and only to the extent set forth in such writing. This Term Sheet shall be deemed entered into and wholly performed in Los Angeles, California and shall be subject to the law and jurisdiction thereof.

Our signatures below this 2nd day of February, 2005 shall indicate our acceptance of the foregoing:

PATEL (individually and on              FAME
Behalf of the Patel Family Trust)



(sig.)                                  (sig.)



By:                                     By:  Lawrence S. Lotman
   -----------------------------           ------------------------------
Its: Trustee                            Its:  Secretary
    ----------------------------            -----------------------------

                    Assignment of Stock Purchase

By signature below this Third day of February 2005 Film and Music Entertainment, Inc. ("Company") hereby assigns any and all rights to purchase Two million Two Hundred Fifty Thousand (2,250,000) Shares of its 144 restricted common stock of the total shares specified under the Company's buy back agreement dated February 2, 2005 by and between the Company and Satish Patel and the Patel Family Trust to Caspar von Winterfelt for the sum of Fifty Thousand Dollars ($50,000) to be paid directly to Patel or his designated beneficiary.

Von Winterfelt hereby represents and warrants that he is not a citizen of the United States, that he is a sophisticated investor, that Company is not a party to his transaction with Patel, that he is familiar with the restrictions required under rule 144 of the Securities and Exchange Commission and that his acquisition is for his personal portfolio and he is not acquiring the shares with the intent to resell them.

On behalf of Film and Music Entertainment, Inc.


(sig.)
------------------------------------
Lawrence S. Lotman, Secretary



(sig.)
------------------------------------
Caspar von Winterfelt

                        TERM SHEET

This Term Sheet ("Term Sheet") sets forth the agreement entered into this 13 day of January , 2005 by and between Film and Music Entertainment, Inc. ("FAME"), a Nevada corporation located at 5670 Wilshire Boulevard, Suite 1690, Los Angeles, California 90036, on the one hand, and Eris Productions, a Florida Corporation, located at 8399 Bowden Way, Windermere, Florida 34786 and PTP Productions, LLC, a Florida Corporation, located at 7630 Westwood Drive #324, Tamarac, FL 33321 (collectively "Eris"), on the other hand, with respect to the final version, marketing and distribution of the documentary motion picture currently titled "Waking Up Dead" ("Picture") on the terms set forth herein:

     1. Eris hereby warrants and represents that it has full right title and interest in and to the Picture and the capability to execute this Term Sheet and to grant the rights contained herein.

     2. Eris shall provide FAME with a clear chain of title, free from any encumbrances, including all releases relating to all musical compositions used in the Picture. Any and all participation payments, royalties, synchronization rights, payments and/or any other required payments to third parties shall be the sole responsibility of Eris. Should FAME be required to make any such payments on behalf of Eris, such payments shall be deducted from distributions due to Eris from FAME.

     3. FAME and/or assigns shall have world-wide distribution and/or sales rights for the Picture and all derivative works for the period of fifteen (15) years.

     4. FAME agrees to use its best efforts to seek potential distributors for the Picture and to maximize revenues from the Picture. Once FAME has identified a prospective distributor, FAME will inform Eris of the distributor's identity and degree of interest. Eris and FAME will work together in all aspects of pursuing a distribution agreement with all distributors. However, Eris will not have the authority to finalize or enter into any agreement with the distributor.

     5. FAME and/or assigns will be accorded a single card presentation credit on a most favored nations basis to read "FAME presents", and John Daly will be accorded either a co-producer or executive producer credit in first position. Likewise, Eris shall receive either a co-producer or executive producer credit in second position.

     6. All net profits (as defined below) realized from the marketing or distribution or any other exploitation of the Picture shall be apportioned between the parties as follows:


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         FAME ...........20%
         Eris ...........80%

For purposes of this Paragraph 6, "gross receipts" shall be defined to mean all revenue received by FAME or its subsidiaries or affiliates acting as sub-distributors, sub-licensees or agents (without any deductions), generated by any marketing, sale, licensing, distribution or any other exploitation of the Picture, including the gross amounts received by any of FAME'S subsidiaries or affiliates acting as sub-distributors, sub-licensees or agents.

For purposes of this Paragraph 6, "net profits" shall mean the gross receipts received by FAME or its subsidiaries or affiliates acting as sub-distributors, sub-licensees or agents on account of any marketing, sale, licensing, distribution or any other exploitation of the Picture in any format, in any language and/or any territory in the world, LESS the following, in order of priority:

a) Reimbursement of 100% all distribution and sales costs and expenses, including, without limitation, direct marketing expenses; costs of conversion to 16mm or 35mm prints, should Eris and FAME jointly determine that such conversion will increase the income potential on the Picture; all print and advertising expenses; costs incurred in connection with promotional materials; sales and withholding taxes, shipping of promotional material; publicity material, bank transfer charges, dubbing and production of foreign language tracks; and advertising expenses that have been advanced or incurred by FAME in connection with the distribution of the Picture hereunder.

b) Reimbursement of 100% all distribution and sales costs and expenses, including, without limitation, direct marketing expenses; costs of conversion to 16mm or 35mm prints, should Eris and FAME jointly determine that such conversion will increase the income potential on the Picture; all print and advertising expenses; costs incurred in connection with promotional materials; sales and withholding taxes, shipping of promotional material; publicity material, bank transfer charges, dubbing and production of foreign language tracks; and advertising expenses that have been advanced or incurred by Eris in connection with the distribution of the Picture hereunder.

All of FAME'S expenses in excess of $1,000.00 must have prior approval from Eris in order to be considered recoupable. FAME shall provide written documentation or receipt to Eris any and all expenses less than $1,000.00 within five (5) business days of said expenditures. Eris' approval of FAME'S expenses shall not unreasonably withheld.

     7. FAME shall have Eighteen (18) months from the final signature date below in which to secure reasonable sales and/or distribution of the Picture. Should

          FAME fail to secure such sales and/or distribution within this term, Eris shall have the right, but not the obligation, to immediately cancel this Term Sheet with thirty (30) days prior written notice. Additionally, if at any time after nine
          (9) months from the final signature date below, Eris believes that FAME is not using its best efforts with regard to securing reasonable sales and/or distribution of the Picture, Eris shall have the right to notify FAME, in writing, of FAME'S deficiency of perfoffi1ance under this Term Sheet and provide FAME with a reasonable course of action to cure such deficiency. FAME shall have thirty (30) days to cure any such deficiency.
          Should said deficiency not be addressed and rectified in the allotted thirty (30) days, Eris shall have the right to cancel said Term Sheet with written notice to FAME. Should cancellation of the Term Sheet occur, either after nine (9) months or after eighteen (18) months, as provided for above, with the required written notice from Eris, FAME shall have the right on a first priority basis, which survives cancellation of the Term Sheet, to recoup all prior approved expenses, as described in Paragraph 6(a) above, from any future net profits, as defined in Paragraph 6 above, derived from the Picture. If Eris does not reimburse FAME on a first priority basis from net profits for FAME'S prior approved expenses, FAME'S sole remedy for recoupment of said prior approved expenses shall be limited to a claim for breach of contract. Upon any cancellation of this Term Sheet, Eris shall retain all rights in and to the Picture and any other creation based on or arising from the Picture created by Eris, and any material developed as of the date of termination based thereon, shall revert to or be delivered to Eris. Not withstanding the foregoing, Eris agrees that this paragraph shall be deemed waived upon the earliest attainment by FAME of any of the following events: (a) theatrical release in at least three (3) markets, two of which must be major markets, defined as Los Angeles, New York, Chicago, Philadelphia, San Francisco, Washington D.C., Atlanta, Dallas, Boston, or Miami, in not less than ten (10) theaters; (b) sale of the Picture in five (5) foreign territories; or (c) prize awarded in at least three (3) festivals.

    8.    Before  entering  into any  distribution  or
          sales agreements and/or before making any third-party commitment on any matter relating to the Picture, FAME shall request approval and/or consent of Eris. Said approval and/or consent shall not be unreasonably withheld and shall be granted in a reasonable time period.

    9. FAME shall provide Eris with statements of income within thirty (30) days of the end of a statement period. Statement periods shall be defined as monthly for theatrical income and quarterly for all other ancillary income. FAME shall provide a check to Eris for payment in full of all sums then due and payable to Eris, less any recoupments allowable under Paragraph 6(a) above, within fifteen (15) days of the end of each statement period. Theatrical income is defined as any income derived from the marketing and/or distribution of the Picture in theaters. Ancillary income is defined as any other income received by FAME that does not relate to the sale or distribution of the Picture in theaters.

    10.   Eris  shall have reasonable audit rights  and
          shall be allowed to inspect any and all of FAME'S and/or its assigns, records relating to the Picture. Eris can conduct said audit upon a minimum of three (3) weeks prior written notice, at Eris' sole expense and during FAME'S normal business hours. Each annual statement from FAME maybe audited once, and such audit must be conducted no longer than twelve (12) months after the closing date of the period to be audited.

    11. Eris shall provide FAME, on a timely basis, the delivery schedule, attached hereto and part of the whole hereof as "Schedule A".

    12. Eris understands and agrees that FAME is a holding company and that FAME will be assigning its rights to various subsidiaries. Eris shall be kept advised of any and all assignments and hereby agrees to such assignments.

    13. FAME acknowledges that Eris is the sole creator and author of the Picture and that Eris is the exclusive owner of copyright in said work and of all rights comprised in copyright. It is agreed that Eris shall have the right to exercise all rights of copyright owner with respect to original story for the script of the Picture, including but not limited to all exclusive rights specified in 17 U.S.C 106. FAME does not own nor is it entitled to any rights or claims to any intellectual property developed by or for Eris outside of the relationship created between the parties.

    14. All other terms, including any re-edit and/or additional materials necessary to deliver the Picture with a minimum of eighty-eight (88) minutes of running time, shall be subject to good faith, reasonable negotiations between the parties hereto. Eris shall have reasonable final creative control of the Picture, and approval shall not to be unreasonably withheld.

     15.  Throughout the term of this Term Sheet and  at
          all times thereafter, Eris and FAME agree not to disclose to others or to use any confidential or proprietary information or property of the other acquitted hereunder or in connection herewith, except as authorized herein or in advance, in writing, to the disclosing party , and both shall keep and shall require their respective directors, officers, employees and agents to keep confidential such information, including, but not limited to,
          all   designs,  sketches,  drawings  financial  and
          marketing information, customer lists and other non-public business and financial information, or as required by FAME as a public company or by a court of law. The foregoing restrictions shall not apply
          to   confidential  information  which  is  or   was
          learned, acquired or developed independently by the receiving party , or which is known publicly. The provisions of this Paragraph 15 and each party's
          obligations    hereunder    shall    survive    any
          cancellation or expiration of this Term Sheet.

    16.   FAME  shall indemnify and hold harmless  Eris
          from and against any loss, cost, claim, damages or other liability to or from any third party arising out of FAME ' S commitments, obligations, warrantees and representations made under this Term Sheet. Likewise, Eris shall indemnify and hold harmless FAME from and against any loss, cost, claim, damages or other liability to or from any third party arising out of Eris' commitments, obligations, warrantees and representations made under this Term Sheet.

    17. All requests, reports, approvals and notices required or permitted to be given under this Term Sheet shall be in writing and shall, unless specifically provided otherwise in this Term Sheet, be deemed to have been given if personally delivered, faxed (with receipt confirmed) or mailed (by registered or certified air mail, return receipt requested), postage prepaid, to the party concerned, at its address or addresses as set forth above or as designated from time to time by notice in writing, and the date of mailing shall be considered the notification date.

    18. The parties acknowledge that they have each been advised by, or had the opportunity to be advised by, legal counsel during the course of negotiation of this Term Sheet, and therefore this Term Sheet shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Term Sheet to be drafted. Each party having had the opportunity to seek and obtain legal advice with respect to its respective rights and obligations under this Term Sheet, and having done so, each party hereby sets it hand below on the date first above specified, with the intent to be bound hereby.

    19.   Other than claims arising under the copyright
          laws of the United States, any disputes, controversy or claim arising out of or relating to this Term Sheet, or the breach thereof, which cannot be resolved within a reasonable time through discussions between the parties, shall be resolved by means of arbitration to be conducted in Los Angeles, California by a single arbitrator, who shall be mutually agreed upon by the parties. If the parties are unable to agree on the arbitrator, the arbitrator shall be selected pursuant to the rules and procedures specified by the American Arbitration Association. The arbitration will proceed in accordance with the rules specified by the arbitrator, if the parties so agree, or if they do not agree, the arbitration will proceed under the rules of the American Arbitration Association ( or any successor organization thereto ) in accordance with its Commercial Arbitration Rules. The decision of the arbitrators shall be final, conclusive and binding upon the parties and, a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction. The costs and expenses of the arbitration proceedings, exclusive of attorney's fees, shall be shared equally between or among the parties. In any dispute arising from or to enforce the terms of this Term Sheet, the prevailing party in such dispute shall be entitled to recover that party's attorney's fees and costs from the other party.

    20. This Term Sheet supersedes any and all prior agreements, oral or written, with respect to the subject matter hereof. Time is of the essence. Should any portion of this Term Sheet be found not enforceable, such portion shall be deemed severed with the balance of the Term Sheet remaining in full force and effect. This Term Sheet may be executed by any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. All changes to any portion of this Term Sheet must be done in writing and must be signed by both Eris and FAME. Failure of either party to enforce at any time any term, provision or condition of this Term Sheet, or to exercise any right or option herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein, in no way whatsoever shall a waiver of any term, provision or condition of this Term Sheet be valid unless in writing, signed by the waiving party , and only to the extent set forth in such writing. This Term Sheet shall be deemed entered into and wholly performed in Los Angeles, California and shall be subject to the law and jurisdiction thereof.

Our signatures below this ____ day of January, 2005 shall indicate our acceptance of the foregoing:

ERIS                               FAME



___________________________        __________________________
By:  Fabio Jafet                   By:  John Daly
Its:  President                    Its:  President




PTP Productions, LLC





____________________________
By:  Phillip Varone III
Its:  Managing Member

                             "Schedule A"
                            Delivery Items*

1.   Lab access letter
2.   Answer Print or check print
3.   IP
4.   IN
5.   Textless Main/End title IP
6.   Script
7.   Copy of Shooting Script (transcript of actual onscreen language)
8.   Credit Block
9.   Main Title Credits List
10.  End Title Credits List
11.  Music Elements (DAT copy of score and other tracks in the film)
12.  Music Cue Sheet
13.  Music Contract/license Agreements
14.  Pub/Advert-color slides
15.  Press Kits
16.  Key, Art, Poster or any one sheets(if available)
17.  Paid advert statements
18.  Chain of the Title Statement
19.  E & O Insurance
20.  Copyright Report
21.  Copyright Certificate
22.  CCSL-Combined Continuity and Spotting List
23.  Video Masters-Hi Def/DBC/D-1
24.  Video Cassette viewing copy of NTSC (if available)
25.  Trailer

* Whereas the picture is a documentary shot in multiple formats, the above delivery items may be modified by FAME to accommodate the nature of the project

           FINANCING, CO-PRODUCTION & DISTRIBUTION AGREEMENT

                                 "Played"

                      Dated: As of April l5th, 2005

1.   Parties:   Attica  Films Limited ("AFL") or  its  nominee  (which
                nominee shall be subject to FAME's prior written approval) and FILM AND MUSIC ENTERTAINMENT, INC. ("FAME").

2. Project: Feature length motion picture (the "Picture") based on Story and Characters created by and a Step Outline written by Sean Stanek and Mick Rossi entitled "Played" (registered with the WGA #WGA 988589) (the Bible") to be directed by Sean Stanek. AFL commenced principal photography of the Film on 18 May 2003 and have shot fifty seven (57) hours of footage on mini d.v. tapes (the "Existing Footage") and desire to shoot additional footage on mini do v. tapes ("New Footage"). The cast of the Picture Picture includes existing performances by Mick Rossi, Vinnie Jones, Val Kilmer, Gabriel Byme, Patrick Bergin, Patsy Kensit, Roy Dotrice, Joanne Whalley, Sile Bermingham, Bruno Kirby, Anthony LaPaglia and Steve J ones AFL has requested the FAME finance the New Footage and the completion of the Picture and, subject to completion of its due diligence Fame has agreed to do so.

      (a) Subject to the completion of its due diligence to its satisfaction FAME hereby agrees to provide the full amount approved by FAME for the remaining completion of the Picture to be paid pursuant to a mutually agreed cash flow schedule. FAME may provide a portion of its funding obligation by providing goods and services required for the production of the Picture. Such goods and services shall be part of the budget.


      (b) The Picture is contemplated to re-start production on or about, but no later than ________, 2005.

      (c) AFL' supervisory staff shall be in charge of the day-to-day production of the Picture but shall act only after good faith consultation with John Daly or such other person or persons as may be designated by FAME. FAME shall have the right to have a representative on the set at all times. AFL shall be responsible for any budget overages except those resulting from FAME ' s written request.

      (d) AFL shall meaningfully consult with John Daly and/or Caspar von Winterfeldt for FAME in regard to all key creative production decisions and shall not act in such a manner as to arbitrarily override any positions expressed by FAME.

3. Engagement: FAME shall have and is hereby granted perpetual, world wide distribution rights in and to the Picture, and any materials derived therefrom including rell:1akes, sequels, prequels and TV Series, in any and all media now known or hereafter discovered including without limitation all lending and rental rights in connection with the Picture and AFL irrevocably confirm that the consideration hereunder, including without limitation the sums advanced for completing the Picture shall be deemed to include equitable remuneration for the right to exploit all




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


rental rights. FAME shall have the right to (a) distribute or supervise the distribution, marketing, and advertising of the
Picture  and  to  distribute or arrange  for  distribution  of  the
Picture throughout the world; (b) conduct the negotiations for sale, sell and/or license the Picture worldwide to buyers, licensees, agents, broadcasters and exhibitors (collectively "Licensees"); and ( c) handle or supervise the collection and payment of revenues derived from exploitation of the Picture worldwide.

4. The Picture: AFL shall be responsible for producing, completing and delivering the final Picture. The completed Picture shall be made available to FAME promptly after its completion but in any case no later than March 31,2006 ("Delivery Date"), subject to an extension of thirty (30) days resulting from events of force majeure as defined herein. All editing shall be done subject to FAME ' s approval. The Picture will be a feature-length first-class color motion picture and produced at a professional first-class standard for motion pictures which are suitable for theatrical release in the United States. The Picture shall have a running time of not less than 90 nor more than 110 minutes, inclusive of main and end titles and shall qualify for an MP AA rating no more than restrictive than R. FAME shall have the right of final cut if required by a 3 rd party distributor.

5. Distribution. FAME agrees to use its good faith efforts to license the Picture in a manner which will maximize the receipts therefrom. FAME does not guarantee the performance of any agreement into which it may enter with any licensee, sub-agent, sales Agent or any person, firm or entity regarding the distribution or other exploitation of the Picture, and shall not be liable or responsible to AFL for failure to collect any amount becoming payable under the terms of such contracts, but FAME will use commercially reasonable efforts to enforce all such agreements and collect all sums due for the joint benefit of F arne and AFL.

6. Marketing/Distribution Expenses: The final cost to finish shall include a Foreign Marketing Fee to FAME of Thirty Five Thousand Dollars ($35,000). FAME shall incur and shall advance additional foreign marketing costs up to an additional Forty Thousand Dollars ($40,000) (i.e., a total of Seventy Five Thousand Dollars ($75,000) any marketing expenses in excess of Seventy Five Thousand Dollars ($75,000) shall be mutually approved by the parties. Marketing expenses shall be recovered as provided in paragraph 7 below. The cost of supplying dubbing materials or other materials for which FAME is not reimbursed by its Sub-Licensee, shall be deemed included in approved Additional Expenses which shall be recovered by FAME as provided below. U. S. theatrical marketing costs, if any, shall be provided or arranged for by FAME and recovered from Gross Receipts.

7. Distribution of Proceeds:

     A.    DISTRIBUTION. FAME shall arrange for the distribution of
           ------------
the Film. In doing so, all agreements for third party licensing of the Picture shall be submitted to AFL for consultation. All net proceeds from the distribution of the Picture as aforesaid shall be paid to a segregated account administered by FAME. All net sums derived from the exploitation of the Picture and/or any and all rights therein, including merchandising, in all media now known or hereafter devised, throughout the world, in perpetuity ("Gross Receipts"), shall be deposited into that account and paid out in the following order of priority:

     a) To FAME for its Distribution Fee of Twenty Five Percent (25%) of the world wide gross receipts from the first dollar.

     b) FAME or its investor shall be reimbursed for all of its contribution to the cost of the


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


Picture (INCLUDING THE MARKETING FEE), print, advertising and other distribution and marketing expenses including all transfer fees.

     C) Residuals, talent deferrals, and third party participations, if any, shall be disbursed promptly as due by the Collection Account as required by contractual obligations. Deferrals, bonuses, third party participations and other contingent payments, including without limitation the director, producer and writer and AFL 's prior investment in the Picture, shall all be subject to prior written, mutual, approval of AFL and FAME.

     e) The balance of Receipts remaining after the deductions provided for above shall be deemed Net Profits. Net Profits shall be divided Fifty Percent (50%) to FAME and Fifty Percent (50%) to AFL.

8.   Omitted

9.    Credits: FAME shall each receive a credit as Presenter  and  John
Daly and Caspar von Winterfeldt shall receive Producer or Executive Producer credit, as determined by Fame, on screen on separate cards and in all paid advertising, posters, labels and excluded ads in the same size and prominence as the Director or any other Producer.

10.  Statements/Audit Rights:

     (a) Statements. Commencing upon first receipt of Gross Receipts after delivery and continuing for the first eighteen (18) months of the Term, within Thirty (30) days of the end of each month, FAME (as appropriate) shall render to AFL a statement together with any sums due thereunder, setting forth in reasonable detail, all gross receipts received, by source (as well as the amount of each contract and the balance yet to be paid), recoupable expenses, interest earned and permitted fees (including showing the cumulative amount of deferred and unpaid fees and expenses, if any and any further breakdown of the distribution of such Gross Receipts, and any other information reasonably requisite by AFL). Statements Shall be rendered quarterly thereafter .

     (b) Copies of Third Party Accountings. FAME shall deliver to AFL complete and accurate copies of all accountings and evidence of payment received by or on behalf of FAME with respect to any Distribution Agreement including, but not limited to, all third party accounting statements, checks, wire transfer advice or other remittance advice in any way relating to any distribution agreements.

     (c) Audit Rights. FAME will maintain at its principal place of business in Los Angeles County , California, books and records relative to Gross Receipts, sales, expenses and credits. Upon at least Two weeks advance written notice, during normal business hours and not so as to materially disrupt normal business activities, FAME will permit AFL, or an independent certified public accountant designated by such party, to make an examination, at AFL's expense, and to audit, inspect and copy all of the books and records of FAME solely relating to the Picture for the purpose of verifying the amounts remittable to AfL, pursuant to this Agreement and such other information relevant to this Agreement. AfL may exercise such audit and inspection rights not more frequently than once during each calendar year and any





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


     such audit shall be completed within a reasonable period of time. If an audit results in a discrepancy of Five Percent (5% ) or more, then FAME shall pay the audit costs and interest on any payments resulting from the audit.

     (d) Gross Receipts. For purposes of this Agreement, Gross Receipts shall be defined as any and all non-returnable sums received by or credited to FAME or its subsidiaries or affiliates in connection with the worldwide exploitation of the Picture and any and all related rights in any and all media now known or hereafter devised in perpetuity (including any subsequent productions) except for those items usually not included in gross receipts in regard to theatrical distribution in the United States. Gross Receipts shall also include any amounts derived from foreign tax subsidies, rebates, benefits, grants or similar payments.

     (e) Foreign Funds. With respect to any Gross Receipts received in foreign funds, such funds shall be converted into United States currency at the time of receipt. The rate of exchange with respect to any such funds shall be the Wall Street Journal rate of exchange prevailing and available to Collection Agent at the time of receipt. If the transmission of any Gross Receipts derived from the Picture from any countries or territories to the Collection Agent is prevented by embargo, blocked currency regulations or other restrictions, then, if AFL so requests by giving FAME notice to such effect, FAME shall (to the extent permitted under the laws of any country wherein such monies are blocked or frozen) cause AFL's share of Gross Receipts to which AFL would be entitled upon transmission to the Collection Agent to be deposited in AFL ' s name ( or in such name as AFL may designate) in any bank or other depository designated by AFL in such territory or country or in another country not
     blocked.  Such  deposit  will,  for  the  purposes   of   this
     Agreement, be deemed payment to AFL of the amount deposited (computed at the rate of exchange quoted in The Wall Street Journal at the time such deposit is made) and FAME shall have no further liability to AFL in connection with any monies so deposited.

11. Indemnity: AFL shall defend, indemnify and hold harmless FAME (including its officers, directors, partners, owners, shareholders and employees) against any and all third party claims and expenses (including, without limitation, reasonable attorneys' fees and costs) and liabilities, arising out of any breach of any of AF's obligations, representations or warranties set forth in this Agreement and/or from the development, production and/or exploitation of the Picture.

     AFL shall defend, indemnify and hold harmless FAME (including its officers, directors, partners, owners, shareholders, employees and Agents) against any and all third party claims and expenses (including, without limitation, reasonable attorneys' fees and costs) and liabilities, arising out of AFL's breach of any of its obligations, representations or warranties set forth in this Agreement other than those claims covered by FAME's indemnity obligation.

12. Delivery Schedule: AFL shall deliver to FAME ( or to Producer for delivery to FAME) on or before the Delivery Date, all of the delivery items set forth in Exhibit " A " attached hereto and incorporated herein by this reference. The completion bond, if any, shall provide for delivery of all such delivery items listed on said Exhibit " A ". Delivery shall also include a laboratory access letter, in the form of Exhibit "B" hereto, at a laboratory mutually selected by AFL and FAME. While AFL has the primary obligation to create and deliver such items to FAME, if such items are not so created




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


and delivered or if a Licensee subsequently rejects materials, prior to creating any items on such list itself, FAME shall provide AFL with written notice thereof and a twenty (20) day period to cure such delivery defect. In the event AFL fails to cure any such delivery defect within said twenty (20) day period, FAME shall have the right to terminate this Agreement. In addition, to the extent FAME requires creation of items which are not on such Exhibit " A," FAME $hall provide AFL with thirty (30) days written notice. If any delivery item required hereunder is to be delivered to FAME as and when required or if a Licensee subsequently rejects materials and FAME expends funds to so create such item to effect delivery to licensee in accordance with the terms of this Agreement, FAME shall be entitled to deduct and retain the out-of-pocket cost of creation of such delivery item from the Gross Receipts of the sale to which it relates. Delivery shall not be deemed completed in regard to any sub-licensees until such licensees has accepted all materials. Any item not objected to within the above time periods shall be deemed approved.

     FAME shall have the right to inspect and examine the materials to be delivered hereunder and to which access is given and to be given under this Agreement and to examine all the schedules and documents to be delivered hereunder within thirty (30) days after their delivery .Delivery .shall be deemed complete for each item if notice of defect is not received by AFL within 20 days of delivery to FAME of each item or within Ten ( 10) days after AFL receives notice from FAME that a Licensee subsequently rejects materials. .

     All rights and Title to all materials delivered to FAME will remain with FAME subject to FAME's rights hereunder. Further, all materials created by AFL or under its direction or control, either for promotion or delivery , including but not limited trailers, art work and foreign language dubs, shall be deemed works made for hire for FAME, and to the extent FAME has any ownership interest whatsoever in such materials, AFL hereby assigns all such rights to FAME. FAME will exercise due care in safeguarding all materials and will assume all risk for theft or damage while the materials are in FAME's possession. All auditable, actual direct out-of-pocket third party costs associated with safeguarding and storing such materials, or otherwise related thereto, shall be FAME's, but shall be recoupable from Gross Receipts as distribution expenses.

13. Miscellaneous:

     (a) Any disputes arising between the parties concerning this Agreement, interpretation thereof or otherwise related hereto, shall be settled by binding AFMA arbitration in Los Angeles, California. Judgment on any award by the arbitrator against any party may be entered in any court having jurisdiction thereof. All costs of the arbitration, including outside attorneys' fees and other out-of-pocket expenses of the parties, whether or not such expenses might be deemed recoverable costs of litigation under the California Rules of Court, may be awarded or apportioned by the arbitrator to the party or parties that prevail in the arbitration. Each party shall pay its own attorneys' fees and expenses pending the allocation thereof in the award to the prevailing party or parties.

     (b) The parties hereto agree to execute and deliver such further documents and instruments consistent herewith as may be necessary or desirable to evidence, effectuate or confirm this Agreement, and any of the terms and conditions hereof. If AFL fails or refuses to execute or deliver to FAME any such documents or instrument, within Five (5) business days after delivery of any such document or instrument and notice requesting the execution and delivery thereof, AFL hereby appoints FAME ( or FAME ' s designee), as FAME for AFL,



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


     as its attorney-in-fact, with full power of substitution and with the right, but not the obligation, to do any and all acts necessary, to execute and deliver such instrument or document, in the name and on behalf of AFL, which appointment being coupled with an interest, is irrevocable.

     (c) AFL hereby represents and warrants to FAME that: (i) AFL has full authority to enter into and completely perform this Agreement and to license the rights in and to the Picture consistent with this Agreement; (ii) There are no existing or threatened claims or litigation relating to the Picture or any literary or other materials incorporated in the Picture or upon which the Picture is based; (iii) AFL has not sold, assigned, transferred or conveyed and will not sell, assign, transfer or convey, to any party , any right, title or interest in and to the Picture or any part thereof or any underlying rights (including without limitation the Screenplay) inconsistent with the terms of this Agreement, and AFL has not and will not authorize any other party during the Term hereof to exercise any right or to take any action which will derogate from or compete with the rights herein granted or purported to be granted to FAME; (iv) AFL and its principles have complied with the terms of any and all previous agreements pertaining to the film and hereby agrees that any conflict or obligation arising from any such contract shall be the sole responsibility of AFL and AFL agrees to indemnify and hold FAME harmless in of and to any such conflict and/or obligation arising from such agreements. (v) No element of the Picture, nor the exercise of any of the rights in the Picture does or will: (a) defame any third party; or (b) infringe any copyright, trademark, right of ideas, patent or any other property right or other right of any third party; (vi ) AFL shall promptly discharge, when due, all supplemental market, royalty or other residual payments and third party participations; (vii) There are, and will be, no claims, liens, encumbrances, limitations, restrictions or rights of any nature in or to the rights in the Picture inconsistent with this Agreement, other than liens in favor of Guilds and the production lender; (viii) AFL will, by the time of delivery to FAME, fully paid, satisfied, cured or discharged at the time due or required all costs of producing and completing the Picture and all claims and rights with respect to the use, distribution, performance, exhibition and exploitation of the Picture, and any music contained therein and any other payments of any kind required to be made in respect, or as a result, of any use of the Picture; (ix) AFL owns and controls, or will by delivery , without any limitations or restrictions whatsoever, all motion picture performance, synchronization, mechanical license and all other rights granted hereunder in and to the Picture and all subsidiary rights embodied therein and has obtained all necessary licenses required for the exhibition, performance, duplication, distribution, marketing and exploitation of the Picture hereunder ( including the music contained therein) throughout the Territory and during the Term, for any and all purposes licensed hereunder and by every means, method and device now or hereafter known or required for the full, complete and unlimited exercise and enjoyment by each licensee of FAME of each and all of the rights herein granted to it; and, (x) AFL agrees that it shall upon request, furnish FAME with copies of all agreements and documents upon which any of the warranties and representations referred to herein are based.

     (d) FAME represents and warrants to AFL and covenants, as follows: (a) There are no existing or threatened claims or litigation which would adversely affect or impair FAME's ability to completely perform under this Agreement; (b) In exercising the rights set forth herein, FAME shall not alter or delete any logo or trademark or copyright notice appearing on




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


     the Picture; ( d) FAME will not exploit any reserved rights or any other rights not specifically licensed to FAME in this Agreement, nor will FAME exhibit or undertake any action which might impair AFL's rights in and to the Picture or underlying properties.

     (e) Notwithstanding anything contained herein to the contrary, both parties shall be excused from any delay in performance hereof for the period such delay is caused by any extraordinary cause beyond its control, such as fire, earthquake, flood, epidemic, accident, explosion, casualty, strike, lockout, labor controversy, riot, civil disturbance, act of public enemy, embargo, war, act of God, governmental ordinance or law, the issuance of any executive or judicial order, any failure or delay in respect to the electrical or sound equipment or apparatus, or by any laboratory, any failure, without fault, to obtain material, transportation, power, or any other essential thing required in the conduct of its business or any similar causes. Each party shall use reasonable diligence to avoid such delay or default and to resume performance under this Agreement as promptly as possible after such delay.

     (f) AFL may, after Delivery is complete, assign, transfer or sublicense any of its rights under this Agreement, but no such assignment, transfer or sublicense will relieve AFL of its obligations under this Agreement, unless to an entity which acquires all or substantially all of AFL ' s assets or to a single film production entity owned or controlled by AFL or its principal. FAME may assign the Agreement or any of its obligations hereunder.

     (g) In connection with the indemnities provided above, each party agrees that, upon receipt or presentation of any claim or notification of the institution of any action with respect to which indemnification might be required hereunder, such party will promptly notify the other party in writing thereof. With respect to any such indemnification, the indemnitor shall have the right to control the course and conduct of such defense. Any such indemnitee shall have the right, in its discretion and at its sole expense, to retain independent counsel and to participate in any such defense. If an indemnitor fails to promptly assume the defense of any claim, the indemnitee may do so and the indemnitor shall promptly reimburse the indemnitee for all costs and expenses (including but not limited to outside attorneys' fees and disbursements) incurred in connection therewith as such are incurred; in such case the indemnitee shall not settle or compromise any claim without the consent of the indemnitor, such consent not to be unreasonably withheld except in the case of an adverse arbitration award that has not been paid within Thirty
     (30) days of receipt.

     (h) If FAME shall fail to perform any of its material obligations hereunder, or if either party shall breach any material representation, warranty or agreement contained herein, AFL's remedy shall be limited to an action for damages, and in no event shall the other parties have any right whatsoever to terminate or rescind this Agreement, interfere in any way with the distribution of the Picture and/or seek to enjoin the distribution and exploitation of the Picture, nor shall the Rights acquired by FAME under this Agreement be subject to revocation.

     (i) AFL will arrange for FAME to have, prior to delivery of the Picture, and shall thereafter maintain for a period of at least five (5) years from delivery so-called "Errors and




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


     Omissions" policy of insurance with respect to the Picture, in form and coverage to FAME's reasonable satisfaction, naming FAME and AFL as additional insureds.

     (k) All covenants, representations, and warranties contained herein shall be true and correct at the time of the execution of this Agreement and shall be deemed continuing.

     (l) Unless and until the parties enter into a more formal long-form agreement, if ever, this Agreement shall constitute a binding agreement between the parties, shall supersede any prior or contemporaneous agreements, and may not be waived or amended, except by a written instrument signed by both parties.

     (m) This Agreement shall be construed in accordance with the laws of the State of California applicable to agreements executed and fully performed herein and may be signed in counterparts.

     (N) FAME shall have no obligation to fund the Picture until FAME has
     approved   the   budget  production  schedules  (including   without
     limitations) start date and cash flow schedules.

14.  Notices:   All notices shall be in writing and shall  be sent to the
     parties at the following:

     If to FAME:                          If to AFL:

     Film and Music Entertainment, Inc.   Attica Films Limited
     5670 Wilshire Boulevard              Coppergate House
     Suite 1690                           16 Brune Street
     Los Angeles, CA 90036                London E17NJ
     Fax No.: (323) 904.5201:             Fax No.: 011 44 207 953 8361

     With a courtesy copy to:

     Robert L. Oppenheim
     2300 S. Sepulveda Boulevard
     Los Angeles, CA 90064

15. If either party shall be determined that the other is in breach of a material obligation hereunder, it shall give written notice to such other party and the offending party shall have a period of Thirty (30) days to cure any such breach (such cure period shall be Ten (10) business days in regard to breaches that claim only a failure to pay money). In the event the offending party does not cure such breach within such time, the; noticing party shall have the right to terminate this agreement.

16. If FAME furnishes any of its own facilities, materials, services or equipment, then the





(initials)                                                         (sig.)

best available rate shall apply, similarly, Fame shall endeavor to use reasonable good faith efforts to obtain best pricing for all such print materials.

17. FAME will have the first opportunity to finance any Picture produced by AFL or its principal owners and/or any of its subsidiaries or affiliates for a of Three (3) years after the initial commercial release of the Picture The terms for such funding shall be no less favorable to FAME than the terms for the current Picture. Once this Agreement is finalized it will be used as a template for any future Picture financed by FAME in connection with the first look right.

18. AFL and FAME shall have mutual approval of any and all press releases pertaining to their relationship. FAME shall use good faith efforts to obtain AFL's prior approval of any press releases relating to the production or distribution of the Picture. However, if AFL is not available to approve or disapprove such press release within Twenty F our (24) hours after its submission, such release shall, as it pertains to the Picture as opposed to this Agreement, shall be deemed approved.

This Agreement constitutes the entire understanding and agreement between the parties with reference to the subject matter contained herein and supersedes all prior agreements, written or oral. This Agreement may not be modified or amended except by a subsequent agreement in writing signed by both parties. If any provision of this Agreement shall be found to be invalid or unenforceable, then such event or action shall not invalidate or in any other way affect the enforceability of this agreement or any other provision hereof. The rights and remedies of either party shall be cumulative and the exercise by either party of its rights under any provision of this Agreement or its rights under the law shall not be deemed an election of remedies. The waiver by any party of any of the terms or provisions of this Agreement shall not be deemed a permanent waiver nor a waiver of any other provision hereof. This Agreement may be executed in counterparts.


                                        ATTICA FILMS LIMITED
                                        ("AFL")

                                        By: (sig.)
                                           ---------------------------
                                        Its:
                                            --------------------------


FILM AND MUSIC ENTERTAINMENT
("FAME"

By:  (sig.)
   -----------------------------
Its:  Chairman
    ----------------------------

                              EXHIBIT A
                              ---------

                      SCHEDULE OF DELIVERY ITEMS
                      --------------------------

AFL shall provide FAME with appropriate access or access letters to all items reasonably necessary for Artist-View to make delivery of each of the Film(s) as well as to service FAME/licensees, including

1    COMPOSITE ELEMENTS
- 35mm Final Answer Print -"IF AVAILABLE" Digital Component NTSC Video Master Digital Component PAL Video Master
- 16:9 Format NTSC Video Master -"IF AVAILABLE" 16:9 Formal PAL Video Master -"IF AVAILABLE" 35mm Lo-Con Prlnt- "IF AVAILABLE"

2    PICTURE ELEMENTS
-    35mm Original Negative -"IF A V AILABLE"
- 35mm Inter-positive (IIP) (As required) -"IF AVAILABLE" 35mm Inter-negative (IIN) -"IF AVAILABLE"
-    35mm Textless Background Negative -"IF AVAILABLE"
-    35mm Textless Background Inter-positive (IP) -"IF AVAILABLE"

3    SOUND ELEMENTS
-    35mm Optical Sound track -..IF AVAILABLE"
-    35mm Magnetic Sound track Master. "IF AVAILABLE"
-    35mm Magnetic Sound track Music Master and Effects (M & E) Master
-    "IF AVAILABLE" DA88 Stereo Comp. (Full Mix)
-    DA88 Stereo. Fully Foleyed Music and Effects Dolby or THX License

4    DOCUMENTATION
-    Lab Access Letter or Letters
-    Certificate of Origin (notarized) Chain of Title
-    Title Report
-    Motion Picture Copyright Certificate
-    Errors and Omissions (E&O) Insurance Certificate -"When required"
- Rating Certificate or Certificates (As shall be obtained In accordance with Owner's requirements) AFL's Statement of Credit Obligations
- AFL's Statement of Guild Obligations -"If Applicable" AFL's List of Persons Rendering Services -
-    AFL's Statement of Budget and Final Top Sheet -
- Dialogue/Continuity Script (Produced by the Distribution Company) Final Shooting Script - Music Licenses
-    Stock Footage Licenses -"If Applicable" MPAA Rating Certificate

5    MARKETING / PUBLICITY
-    Unit Photography (100 color slides minimum)
-    Publicity Materials (As available)
     (g) 2000- 8 '/2 x 11 four color Sell Sheets with synopsis/photos on back -" As Outlined in Par. 5(c)"
     (a)  30  x 40 four color Mounted Poster -" As -Outlined in  Par.
          5(c)" (a) Betacam NTSC Sales Trailer -" As Outlined in Par. 5(c)"
     (a)  4  x 5 Textless Transparency of Key Art -" As Outlined  in
          Par. 5(c)"
     (a) 300 VHS screening cassettes of the trailer and feature with visible timecode -" As Outlined in Par.5(c)"

6    FILM TRAILER ELEMENTS
- Trailer Dialogue/Continuity list (Produced by the Distribution Company) -" As Outlined in Par. 5(c)"
-    Trailer  DA88/35mm (Same as for Feature) --" As Outlined in  Par.
     5(c)"
- Trailer Digital NTSC Video Master (with releasable music and clearances) -"As Outlined in Par. 5(c)"
- Trailer Digital PAL Video Master (with releasable music and clearances) -" As Outlined in Par. 5(c)"
-    35mm Negative Trims (As requested)









(initials)                                                      (sig.)

                             COPYRIGHT
                     MORTGAGE AND ASSIGNMENT

     KNOW ALL MEN BY THESE PRESENTS that for good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, Attica Films Limited (the "Mortgagor"), does hereby mortgage, assign, grant, convey and transfer for security to Fame and Music Entertainment, Inc. ("Mortgagee") and its successors and assigns, throughout the universe in perpetuity, all of Mortgagor's right, title and interest of every kind and nature, without limitation, in and to all copyrights and rights and interests of every kind or nature in copyrights and works protectable by copyright, whether now owned or hereafter created or acquired, and all renewals and extensions thereof, all accounts receivable related thereto and all other cash and non-cash proceeds therefrom, including, without limitation, such rights in that certain motion picture screenplay currently entitled "Played" (the "Collateral") as well as any and all motion pictures produced based on the Collateral.

     Mortgagor agrees that if any person, firm of corporation shall do or perform any acts which the Mortgagee believes to constitute a copyright infringement of the Collateral or constitute a plagiarism, or violate or infringe any rights of the Mortgagor or the Mortgagee therein or if any person, firm or corporation shall do or perform any acts which the Mortgagee believes to constitute an unauthorized or unlawful distribution, exhibition, or use thereof, then and in any such event, the Mortgagee may and shall have the right to take such steps and institute such suits or proceedings as the Mortgagee may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. The Mortgagee may take such steps or institute such suits or proceedings in its own name or in the names of the parties jointly.

     Mortgagor hereby irrevocably constitutes and appoints the Mortgagee its lawful attorney-in-fact to do all acts and things permitted or contemplated by the terms hereof and pursuant to the Loan Agreement referred to below. Without limiting the generality of the foregoing, the aforesaid conveyance and assignment includes all prior choses-in-action, at law, in equity and otherwise, the right to recover all damages and other sums, and the right to other relief allowed or awarded at law, in equity, by statute or otherwise.









FAME copyright mortgage

     Mortgagor and Mortgagee have entered into that certain Finance Agreement dated as of April 15, 2005 (the "Agreement"), relating to the Collateral and this Copyright Mortgage and Assignment is expressly made subject to the terms and conditions contained in said Loan Agreement, as it may be amended, amended and restated, modified, supplemented, renewed or replaced. Upon payment of the sums due under the Agreement all rights granted to Mortgagee hereunder shall terminate, and promptly thereafter Mortgagee shall file a termination of this Copyright Mortgage and Assignment with the US Copyright Office and any other governmental body in which this Copyright Mortgage and Assignment has been filed or recorded.

                               Mortgagor
                               Attica Films Limited



                               By:  (sig.)
                                  -----------------------------


Executed  in  County  of Los Angeles, State  of  California,
April 27, 2005





















FAME copyright mortgage